                               SECURITIES AND EXCHANGE COMMISSION

                                        Washington, D.C.




                                      PHARMAGENICS, INC.



                                   -------------------------


                                        Exhibit 10.65

                                              to

                                   QUARTERLY REPORT ON FORM 10-Q

                                For Quarter Ended September 30, 1996

Investment Banking Division
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000


                                                                        [Logo]

15 August, 1996

CONFIDENTIAL
------------

PharmaGenics, Inc.
4 Pearl Court
Allendale, NJ 07401

Attention: Michael I. Sherman, Ph.D.

Gentlemen:

       PaineWebber Incorporated ("PaineWebber") is pleased to act as exclusive financial advisor to PharmaGenics (the "Company") and its affiliates in connection with any proposed sale transaction involving the Company and another party (a "Purchaser"). This Agreement confirms the terms of our engagement.

       As used in this Agreement, the term "sale transaction" means, whether effected in one transaction or a series of transactions: (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of a Purchaser or (b) the acquisition, directly or indirectly, by a Purchaser of more than 35% of the capital stock or assets of the Company by way of a negotiated purchase or otherwise.

       On the terms and subject to the conditions of this Agreement, PaineWebber will assist the Company in identifying Purchasers and in analyzing, structuring, negotiating and effecting proposed sale transactions. If requested by the Company, PaineWebber will render an opinion (the "Opinion") as to whether or not the consideration to be received in a proposed sale transaction is fair, from a financial point of view, to the Company. If an Opinion is requested, the Company will pay PaineWebber $50,000 in cash upon delivery of such Opinion.

       If, (a) during this engagement, the Company enters into a definitive agreement with a Purchaser, or (b) within two years after the termination of this engagement the Company enters into a definitive agreement which subsequently results in a sale transaction with a Purchaser (i) which PaineWebber identified, or (ii) as to which PaineWebber advised the Company regarding a sale transaction, in any such case during the term of this engagement, the Company will pay PaineWebber a transaction fee in an amount based on the purchase price and calculated pursuant to the attached Schedule I, payable at the Purchaser's option (i) in cash, (ii) in shares of common stock of the Purchaser ("Shares"), or (iii) in a combination of cash and Shares, upon the closing of such sale transaction, but in an amount not less than, in any circumstance, $500.000. If any portion of the transaction fee is paid in Shares, such Shares will be duly authorized and validly issued by the Purchaser and will be fully paid-up, non assessable, not subject to preemptive rights or similar rights, and registered under the Securities Act of 1933, as amended, so as to be freely tradable, and the Company or the Purchaser shall deliver an opinion of counsel to such effect, satisfactory to PaineWebber.

       The term "purchase price" means the sum of the aggregate fair market value of any securities issued, and any cash consideration paid, to the Company or its security holders in connection with a sale transaction, plus the amount of any indebtedness of the Company that is assumed, directly or indirectly, by the Purchaser. The fair market value of any such securities will be the value determined by the Company and PaineWebber upon the closing of the sale transaction.

       The Company shall have the sole and absolute discretion to engage or refuse to engage in discussions with potential Purchasers, to accept or reject any proposed sale transaction, or to consummate or refuse to consummate any sale transaction.

       In addition to any fees payable to PaineWebber, the Company will reimburse PaineWebber, in cash, upon request made from time to time, for all of its out-of-pocket expenses incurred in connection with this engagement, including the fees, disbursements and other charges of its legal counsel, such legal fees not to exceed $30,000, without the prior approval of the Company and such approval not to be unreasonably withheld.

       It is further understood that the Opinion, if rendered, will be prepared solely for the confidential use of the Board of Directors of the Company and will not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without PaineWebber's prior written consent that shall not be unreasonably withheld to the extent the Company desires to include the Opinion in the proxy statement. If the Opinion is included in the proxy statement, the Opinion will be reproduced in full, and any description of or reference to PaineWebber or summary of the Opinion will be in a form acceptable to PaineWebber and its counsel.

       The Company will furnish PaineWebber (and will request that each prospective Purchaser with which the Company enters into negotiations furnish PaineWebber) with such information as PaineWebber believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that PaineWebber (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement and in rendering the Opinion without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of the Company or any prospective Purchaser. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to PaineWebber.

       PaineWebber agrees to keep strictly confidential all non-public information provided to it by or on behalf of the Company, a Purchaser or in connection with its engagement hereunder and agrees not to disclose (except to the extent required by applicable law) the fact or terms of this engagement or any such non-public information to any third party, other than such of its employees whom PaineWebber determines to have a need to know. PaineWebber acknowledges the confidentiality and sensitivity of the non-public information it will be receiving and agrees to use its reasonable best efforts to protect such confidentiality and agrees to return, within ten
(10) days after a written request by the Company or a Purchaser, all documents containing any such non-public information.

       The term "Non-Public Information" does not include information which:
(i) is already in our possession and not bound by a confidentiality agreement or (ii) is or becomes generally available to the public other than as a result of a disclosure by PaineWebber in violation of this Agreement or
(iii) becomes available to PaineWebber on a non-confidential basis from a source other than the Company, provided that such source is not known by PaineWebber to be bound by a confidentiality agreement with or other obligations of secrecy to the Company, (iv) is disclosed pursuant to subpoena or other legal process or otherwise pursuant to any law, regulation or rule or (v) is developed by PaineWebber, it directors, officers, employees, agents or advisors separate and apart from any disclosures by the Company.

       It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Board of Directors of the Company, and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived, to the extent permitted by law.

       The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

       PaineWebber's engagement hereunder may be terminated by either the Company or PaineWebber at any time upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of fees and expenses and indemnification and contribution will survive any such termination.

       THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

       EACH OF THE COMPANY AND PAINEWEBBER AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF PAINEWEBBER'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY AND PAINEWEBBER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND PAINEWEBBER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and PaineWebber each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

       This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, except that the provisions relating to strategic alliance transactions in the agreement between PaineWebber and the Company dated September 1, 1994 shall remain in effect for such transactions. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force or effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company.

       Please confirm that the foregoing correctly sets forth our agreement by signing and returning to PaineWebber the enclosed duplicate copy of this Agreement.


                                                      Very truly yours,

                                                      PAINEWEBBER INCORPORATED



                                                    By /s/ Stelios Papadopoulos
                                                       ------------------------

Accepted and Agreed to as of                           Stelios Papadopoulos
the date first written above:                          Managing Director

PHARMAGENICS, INC.


By /s/ Michael I. Sherman
  -----------------------
    Michael I. Sherman

                                     Schedule I

                                  M&A Advisory Fees

           Purchase Price                                  Fee Percentage
           --------------                                  --------------

           On the first $50 million                             1.5000%
           On any amount above $50 million up to $250 million    .7500%
           On any amount above $250 million up to $1.0 billion   .5000%
           On any amount above $1.0 billion                      .1875%

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                                                                     PaineWebber
                                                                 Indemnification
                                                                       Agreement

                                                     ---------------------------

PaineWebber Indemnification Agreement
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                                                            Date August 15, 1996
                                                                 ---------------


PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019

Gentlemen:

       In connection with the engagement of PaineWebber Incorporated ("PaineWebber") to advise and assist the undersigned (referred to herein as "we", "our" or "us") with the matters set forth in the Agreement dated August 15, 1996 between us and PaineWebber, we hereby agree to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including PaineWebber, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; PROVIDED, HOWEVER, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of the engagement of PaineWebber by us or any Indemnified Person's role therein, we agree that any award, judgment and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of PaineWebber by us or any Indemnified Person's role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; PROVIDED, HOWEVER, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. We hereby also agree that neither PaineWebber nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with PaineWebber's engagement by us except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent.


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PaineWebber Indemnification Agreement
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       Promptly after PaineWebber receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, PaineWebber will notify us thereof;
but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified
Person that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of PaineWebber, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by PaineWebber's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

       If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by PaineWebber on the other from the transactions in connection with which PaineWebber has been engaged. If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described above exceed the amount of fees actually received by PaineWebber pursuant to such engagement. The relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which PaineWebber has been engaged bears to (b) the fees paid or payable to PaineWebber with respect to such engagement.







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PaineWebber Indemnification Agreement
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       The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WE HEREBY CONSENT, SOLELY FOR THE
PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM
FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST
PAINEWEBBER OR ANY OTHER INDEMNIFIED PERSON. We and PaineWebber also hereby irrevocably waive any right we and PaineWebber may have to a trial by jury in respect of any claim based upon or arising out of this agreement. This agreement may not be amended or otherwise modified except by an instrument signed by both PaineWebber and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect. If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.

       The foregoing indemnification agreement shall remain in effect indefinitely, notwithstanding any termination of PaineWebber's engagement.

                                             Very truly yours,


                                             PHARMAGENICS, INC.
                                             ----------------------------------
                                             Name of Client



                                          By:   /s/ Michael I. Sherman
                                                -----------------------------
                                          Name:  Michael I. Sherman, Ph.D.
                                          Title: President, Chief Executive
                                                 Officer and Director
Acknowledged and Agreed to:

PAINEWEBBER INCORPORATED


By:   /s/ Stelios Papadopoulos
      -------------------------------
Name:   Stelios Papadopoulos
Title:  Managing Director





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